EXHIBIT 4.6
                                                                     -----------
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of the ____ day of December, 1998, among the entities listed on Schedule A (collectively referred to as the "Holders"), and DATAMETRICS CORPORATION, a corporation incorporated under the laws of the state of Delaware, and having its principal place of business at 25B Hanover Road, No. 3305, Florham Park NJ 07932 (the "Company").

         WHEREAS, the Holders are purchasing from the Company, pursuant to a 10% Note Subscription Agreement dated the date hereof (the "Subscription Agreement"), an aggregate of $3,324,000 Dollars principal amount of the
Company's 10% Subordinated Notes ("Notes") and warrants to purchase 797,760 shares of common stock of the Company ("Common Stock"); and

         WHEREAS, as a condition to such purchase, the Holders have required that the Company grant to the Holders the registration rights set forth herein with respect to the shares of Common Stock (collectively hereinafter referred to as the "Stock" or "Securities" of the Company) purchasable upon exercise of the Warrants.

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         Section 1. REGISTRABLE SECURITIES. As used herein the term "Registrable Security" means the Securities and any other shares of Common Stock issued upon exercise of any other warrants held by Holders on the date hereof issued by the Company; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been registered under the Securities Act of 1933, as amended (the "1933 Act"), (ii) registration under the 1933 Act is no longer required for the immediate public distribution of such security as a result of the provisions of Rule 144 promulgated under the 1933 Act, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the Securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

         Section 2. RESTRICTIONS ON TRANSFER. The Holders acknowledge and understand that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. The Holders understand that no disposition or transfer of the Securities may be made by the Holders in the absence of (i) an opinion of counsel to the Company that such transfer may be made without registration under the 1933 Act or (ii) such registration.

         Section 3.  REGISTRATION RIGHTS.

         (a) The Company agrees that it will use its best efforts to prepare and file with the Securities and Exchange Commission ("Commission"), within ninety (90) days after the date hereof (the "Subscription Date"), a registration statement under the 1933 Act (the "Registration Statement"), at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a registered issuance of the Registrable Securities under the Act. The Company shall cause the Registration Statement to become effective within one hundred eighty (180) days from Subscription Date. The number of shares designated in the Registration Statement to be registered shall be one hundred (100%) percent (or such higher number as the Company determines) of the number of Securities that would be required if all the Registrable Securities were issued on the day before the filing of the Registration Statement.

         (b) The Company will maintain the effectiveness of the Registration Statement or post-effective amendment filed under this Section 3 hereof current under the 1933 Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that all of the Registrable Securities may be sold under the provisions of Rule 144 (without volume limitation) or (iii) five years after the Subscription Date.

         (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. The Holders shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall qualify any of the Registrable Securities for sale in such states as each Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify any of the Registrable Securities for sale in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holder with copies of the Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

         (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the 1933 Act.

         (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed with the Commission within ninety (90) days from the Subscription Date and/or the Registration Statement is not declared effective by the Commission within one hundred eighty (180) days from the Subscription Date, then the Company will pay Holder (pro rated on a daily basis), as liquidated damages for such failure and not as a penalty, three (3%) percent of the Purchase Price of the then outstanding Notes held by such Holder each month until such time as the Registration Statement has been filed and/or declared effective. Such payment of the liquidated damages shall be made to the Holders in cash, immediately upon demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Section and shall not relieve the Company from any obligation to pay liquidated damages.

         If the Company does not remit the damages to the Holders as set forth above, the Company will pay the Holders' reasonable costs of collection, including reasonable attorneys fees, in addition to the liquidated damages. The registration of the Securities pursuant to this provision shall not affect or limit Holders' other rights or remedies as set forth in this Agreement.

         (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

         (g) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), the Holders shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such Holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Securities for more than one (1) twenty (20) day period during any twelve month period, during the periods the Registration Statement is required to be in effect. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than twenty (20) days. The Company must give each Holder notice in writing at least two (2) business days prior to the first day of the blackout period relating to any potential material event.

         (h) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement; (b) any material engagement or activity by the Company which would be adversely affected by disclosure in a registration statement at such time; or (c) the Registration Statement would be materially misleading absent the inclusion of such information.

         Section 4. COOPERATION WITH COMPANY. Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

         Section 5. REGISTRATION PROCEDURES. If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

         (a) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act);

         (b) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

         (c) register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

         (d) list such securities on the American Stock Exchange or other national securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange;

         (e) notify each Holder of Registrable Securities covered by the Registration Statement, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 6.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless the Holders, and each officer, director or person, if any, who controls each Holder within the meaning of the 1933 Act ("Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company (i) will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the
                  Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, specifically for use in the preparation thereof, or (ii) will not pay any amounts paid in settlement of any loss, claim, damage or liability if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. This Section 6(a) shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing older failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation of such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity provision will be in addition to any liability which the Company may otherwise have.

         (b)      Each  Distributing  Holder  agrees that it will  indemnify and hold harmless the Company, and each officer, director, or person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, specifically for use in the preparation thereof. This indemnity provision will be in addition to any liability which the Distributing Holder may otherwise have.

         (c)      Promptly  after  receipt by an  indemnified  party  under this
                  Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

         Section 7. CONTRIBUTION. In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this
Section 7. The amount paid or
payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         Section 8. NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur, or (c) on the fifth business day following the date of mailing by certified or registered mail, return receipt requested, postage prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to Datametrics Corporation:

                  Datametrics Corporation
                  25B Hanover Road
                  #3305
                  Florham Park, NJ 07932
                  Attn: Daniel P. Ginns, CEO
                  Facsimile: (973) 377-5736
                  Telephone: (973) 377-3900

         With a copy to:

                  Lane Altman & Owens LLP
                  101 Federal Street
                  Boston, MA 02110
                  Attn:  Jeffrey S. Wieand
                  Facsimile:  (617) 345-0400
                  Telephone:  (617) 345-9800

         If to the Holders at the addresses set forth on SCHEDULE A attached hereto.

         Any party hereto may from time to time change its address or facsimile number for notices under this Section by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section 9. ASSIGNMENT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted the Holders under this Agreement shall not be assigned without the written consent of the Company, which consent shall not be unnecessarily withheld. In the event of a transfer of the rights granted under this Agreement, the Holder agrees that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company.

         Section 10. COUNTERPARTS; FACSIMILE; AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

         Section 11. TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to this Agreement shall terminate as to each Holder (and permitted transferees or assignees) upon the occurrence of any of the following:

         (a) all Holder's Securities subject to this Agreement have been registered;

         (b) all of such Holder's Securities subject to this Agreement may be sold without such registration pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act;

         (c) all of such Holder's Securities subject to this Agreement can be sold pursuant to Rule 144(k).

         Section 12. HEADINGS. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 13. GOVERNING LAW: VENUE; JURISDICTION. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         Section 14. SEVERABILITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         Section 15. CAPITALIZED TERMS. All capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Subscription Agreement.

         Section 16. ENTIRE AGREEMENT. This Agreement, together with all documents referenced herein, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                [The Rest of this Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.


                                               DATAMETRICS CORPORATION

                                       By:
                                          --------------------------------------
                                        Daniel P. Ginns, Chief Executive Officer


                                               LITTLE WING, L.P.

                                       By:
                                          --------------------------------------
                                       Name: Bic Nguyen
                                       Title: Authorized Signatory


                                               TRADEWINDS FUND LTD.

                                       By:
                                          --------------------------------------
                                       Name: Bic Nguyen
                                       Title: Authorized Signatory


                                               LITTLE WING TOO, L.P.

                                       By:
                                          --------------------------------------
                                       Name: Bic Nguyen
                                       Title: Authorized Signatory


                                               THE CUTTYHUNK FUND LIMITED

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                               TONGA PARTNERS, L.P.

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE A


LITTLE WING, L.P.

Little Wing, L.P.
c/o Quilcap Corp.
375 Park Avenue, Suite 1404
New York, New York  10152

TRADEWINDS FUND LTD.

Tradewinds Fund Ltd.
c/o Quilcap Corp.
375 Park Avenue, Suite 1404
New York, New York  10152

LITTLE WING TOO, L.P.

Little Wing Too, L.P.
c/o Quilcap Corp.
375 Park Avenue, Suite 1404
New York, New York  10152

THE CUTTYHUNK FUND LIMITED

The Cuttyhunk Fund Limited
73 Front Street
Hamilton, HM 12 Bermuda

TONGA PARTNERS, L.P.

Tonga Partners, L.P.
600 California Street, Floor 14
San Francisco, California 94108